Exhibit 23


               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the following registration statements on Form S-8 of Vishay Intertechnology, Inc. and in the related Prospectuses of our report dated February 5, 2001 (except for Note 17, as to which the date is March 8, 2001) with respect to the consolidated financial statements of Vishay Intertechnology, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000.


                    Registration
                  Statement Number                      Description
        -----------------------------------------------------------------------
                       33-7850 1986 Employee Stock Plan of Vishay Intertechnology, Inc.

                       33-7851                 1986  Employee  Stock  Plan  of
                                               Dale Electronics, Inc.

                      333-78045                1997 Stock  Option  Program and
                                               1998   Employee   Stock  Option
                                               Program        of        Vishay
                                               Intertechnology, Inc.



                                                       /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March 27, 2001